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                                                                    Exhibit 11.1

                         SAFEWAY  INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                          and Common Share Equivalent
                    (In millions, except per share amounts)

                                                                       12 Weeks Ended
                                                        ---------------------------------------------
                                                           June 18, 1994            June 19, 1993
                                                        -------------------      --------------------
                                                         Fully                    Fully
                                                        Diluted     Primary      Diluted      Primary
                                                        -------     -------      -------      -------
Income before extraordinary loss                         $ 58.9     $ 58.9        $ 36.0      $ 36.0
Extraordinary loss                                         (7.4)      (7.4)          -           -
                                                         ------     ------        ------      ------
Net income                                               $ 51.5     $ 51.5        $ 36.0      $ 36.0
                                                         ======     ======        ======      ======

Weighted average common shares outstanding                102.9      102.6          99.4        99.1
Common share equivalents                                   19.0       19.0          20.5        20.7
                                                         ------     ------        ------      ------
Weighted average common shares and common
 share equivalents                                        121.9      121.6         119.9       119.8
                                                         ======     ======        ======      ======

Earnings per common share and common
 share equivalent:
    Income before extraordinary loss                     $ 0.48     $ 0.48        $ 0.30      $ 0.30
    Extraordinary loss                                    (0.06)     (0.06)          -           -
                                                         ------     ------        ------      ------
    Net income                                           $ 0.42     $ 0.42        $ 0.30      $ 0.30
                                                         ======     ======        ======      ======

Calculation of common share equivalents:

    Options and warrants to purchase common shares         28.2       28.5          29.0        29.2
    Common shares assumed purchased with potential
       proceeds                                            (9.2)      (9.5)         (8.5)       (8.5)
                                                         ------     ------        ------      ------
    Common share equivalents                               19.0       19.0          20.5        20.7
                                                         ======     ======        ======      ======

Calculation of common shares assumed purchased with potential proceeds:

    Potential proceeds from exercise of options and
       warrants to purchase common shares                $230.8     $231.2        $126.3      $127.2
    Common stock price used under the treasury
       stock method                                       25.13      24.46         14.89       14.89
                                                         ------     ------        ------      ------
    Common shares assumed purchased with
       potential proceeds                                   9.2        9.5           8.5         8.5
                                                         ======     ======        ======      ======



    (Continued)





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                                                                   Exhibit 11.1

                         SAFEWAY  INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share and Common Share Equivalent (Continued) (In millions, except per share amounts)



                                                                      24 Weeks Ended
                                                       -----------------------------------------
                                                         June 18, 1994          June 19, 1993
                                                       ------------------     ------------------
                                                        Fully                  Fully
                                                       Diluted   Primary      Diluted    Primary
                                                       -------   -------      --------   -------
Income before extraordinary loss                       $100.8     $100.8      $ 34.3     $ 34.3
Extraordinary loss                                       (7.4)      (7.4)         -          -
                                                       ------     ------      ------     ------
Net income                                             $ 93.4     $ 93.4      $ 34.3     $ 34.3
                                                       ======     ======      ======     ======

Weighted average common shares outstanding              102.9      102.1        99.4       99.1
Common share equivalents                                 19.0       19.2        20.4       20.2
                                                       ------     ------      ------     ------
Weighted average common shares and common
 share equivalents                                      121.9      121.3       119.8      119.3
                                                       ======     ======       =====      =====
Earnings per common share and common
 share equivalent:
    Income before extraordinary loss                   $ 0.83     $ 0.83      $ 0.29     $ 0.29
    Extraordinary loss                                  (0.06)     (0.06)        -          -
                                                       ------     ------      ------     ------
    Net income                                         $ 0.77     $ 0.77      $ 0.29     $ 0.29
                                                       ======     ======      ======     ======

Calculation of common share equivalents:

    Options and warrants to purchase common shares       28.1       28.9        28.9       29.3
    Common shares assumed purchased with potential
       proceeds                                          (9.1)      (9.7)       (8.5)      (9.1)
                                                       ------     ------      ------     ------
    Common share equivalents                             19.0       19.2        20.4       20.2
                                                       ======     ======      ======     ======

Calculation of common shares assumed purchased with potential proceeds:

    Potential proceeds from exercise of options and
       warrants to purchase common shares              $229.6     $228.6      $125.6     $126.9
    Common stock price used under the treasury
       stock method                                     25.13      23.53       14.75      13.99
                                                       ------     ------      ------     ------
    Common shares assumed purchased with
       potential proceeds                                 9.1        9.7         8.5        9.1
                                                       ======     ======      ======     ======







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